UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2013

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	4853
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 8.01 Other Events            Page 1

Item 9.01 Financial Statements and Exhibits.        Page 1

Signatures                     Page 2

Exhibit Index                Page 3

Section 1 - Registrant's Business and Other Information

Item 1.01.    Entry into a Material Definitive Agreement.
On March 25, 2013, The First Bancorp, Inc. entered into an underwriting agreement (the “Agreement”) with Keefe, Bruyette & Woods, Inc. for the offering described below. A copy of the Agreement is filed as Exhibit 1 to this Form 8-K and is incorporated herein by reference.

Section 8 - Other Events

Item 8.01.    Other Events.

On March 26, 2013, The First Bancorp, Inc. announced that it has completed its previously announced underwritten public common stock offering by issuing 661,540 shares of the Company's common stock at a price to the public of $16.25 per share for gross proceeds of $10.75 million. In addition, the Company has granted the underwriters the option to issue up to an additional 99,231 shares of common stock pursuant to the exercise of the underwriter's over-allotment. The preceding summary is qualified in its entirety by reference to the press release dated March 26, 2013, attached as Exhibit 99.1 to this Form 8-K. Exhibits 5.1, 23.1, 23.2 and 99.1 to this Current Report on Form 8-K are filed herewith in connection with The First Bancorp's Registration Statement and are incorporated therein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit Number    Description

1	Underwriting Agreement dated March 25, 2013

5.1
Opinion of Pierce Atwood LLP regarding the legality of the Common Shares to be offered and sold pursuant to the Underwriting Agreement, dated March 25, 2013, between The First Bancorp, Inc. and Keefe, Bruyette & Woods, Inc., a Stifel Company.

23.1	Consent of Pierce Atwood LLP (included in Exhibit 5.1).

23.2	Consent of Berry, Dunn, McNeil & Parker

99.1	Press Release dated March 26, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ F. STEPHEN WARD
---------------------
F. Stephen Ward
Executive Vice President & Chief Financial Officer

Dated: March 26, 2013

Exhibit Index

Exhibit Number    Description

1	Underwriting Agreement dated March 25, 2013

5.1
Opinion of Pierce Atwood LLP regarding the legality of the Common Shares to be offered and sold pursuant to the Underwriting Agreement, dated March 25, 2013, between The First Bancorp, Inc. and Keefe, Bruyette & Woods, Inc., a Stifel Company.

23.1	Consent of Pierce Atwood LLP (included in Exhibit 5.1).

23.2	Consent of Berry, Dunn, McNeil & Parker

99.1	Press Release dated March 26, 2013